Exhibit 10.9

STOCK OPTION PLAN
INCENTIVE STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT entered into as of ________ ____, 20__ between WAKO LOGISTICS GROUP, INC., a Delaware corporation (the "Company"), and _____________ (the "Optionee").

W I T N E S S E T H:

1. The Company, in accordance with the allotment made by the Administrator and subject to the terms and conditions of the 2005 Stock Incentive Plan of the Company (the "Plan"), grants to the Optionee an option (“Option”) to purchase an aggregate of __________ (______) shares of the common stock, $0.001 par value per share, of the Company ("Common Stock") at an exercise price of $______ per share, being at least equal to the fair market value of such shares of Common Stock on the date hereof (110% of the fair market value in the event the Optionee is a Ten Percent Holder (as defined under the Plan)). This Option is intended to constitute an incentive stock option (“Incentive Stock Option”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no representation or warranty as to such qualification.

2. The term of this Option shall be ____ years from the date hereof, subject to the earlier termination as provided in the Plan.

3.  Subject to the limitations of this Agreement and as provided in the Plan, this Option shall be exercisable for the number of shares of Common Stock indicated according to the following schedule:

Percentage of Option Exercisable	Date

The right to purchase shares of Common Stock under this Option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the Option. In no event may a fraction of a share of Common Stock be purchased under this Option. Notwithstanding any of the foregoing, to the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable by the Optionee during any calendar year under all plans of the Company exceeds $100,000, the options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Options (as defined under the Plan). It should be understood that there is no assurance that this Option will, in fact, be treated as an Incentive Stock Option.

4.  This Option shall be exercised by delivering a signed, completed exercise notice in the form of Exhibit A, hereto, as the same may be modified from time to time by determination of the Company in its discretion to the Company at 200 Howard Avenue, Suite 232, Des Plaines, IL 60018, Attention: David L. Koontz, stating that the Optionee is exercising the Option hereunder, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in this Agreement, by one or more of the following: (i) in the form of unrestricted Common Stock already owned by the Optionee, that is acceptable to the Administrator, based in any such instance on the fair market value of the Common Stock on the date the Option is exercised; (ii) by certifying ownership of shares of Common Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remitting to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes.

5.  The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount which the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant, exercise or disposition of this Option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount, in cash, promptly upon demand.

6.  In the event of any disposition of the shares of Common Stock acquired pursuant to the exercise of this Option within two years from the date hereof or one year from the date of transfer of such shares to him, the Optionee shall notify the Company thereof in writing within 30 days after such disposition. In addition, the Optionee shall provide the Company on demand with such information as the Company shall reasonably request in connection with determining the amount and character of the Optionee's income, the Company's deduction and its obligation to withhold taxes or other amounts incurred by reason of such disqualifying disposition, including the amount thereof.

7.  Notwithstanding the foregoing, this Option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this Option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement is effective and current at the time of exercise of this Option, the shares of Common Stock to be issued upon the exercise of this Option will be acquired by the Optionee for his own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee shall notify the Company of any proposed resale of the shares of Common Stock issued to him upon exercise of this Option. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a Registration Statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this Option. Nothing herein shall be construed as requiring the Company to register the shares subject to this Option under the Securities Act or to keep any Registration Statement effective or current.

8.  Notwithstanding anything herein to the contrary, if at any time the Administrator shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to this Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrator.

9.  The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this Option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or any applicable state securities law, (b) implement the provisions of the Plan, or this Agreement or any other agreement between the Company and the Optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock issued or transferred upon the exercise of this Option.

10.  Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of the Company, any parent or any of its subsidiaries, or interfere in any way with any right of the Company, any parent or its subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any parent or any of its subsidiaries.

11.  The Company and the Optionee agree that they will both be subject to and bound by all of the terms and conditions of the Plan, a copy of which is available upon written request addressed to the Company's Chief Financial Officer, at its principal office and made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

12.  The Optionee represents and agrees that he or she will comply with all applicable laws relating to the Plan and the grant and exercise of this Option and the disposition of the shares of Common Stock acquired upon exercise of the Option, including without limitation, federal and state securities and "blue sky" laws.

13.  This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

14.  This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

15.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

16.  The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

17.  The Optionee agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WAKO LOGISTICS GROUP, INC.

By:
Name:
Title:

[_______________],Optionee

(Street Address)

(City, State and Zip Code)

(Social Security Number)

EXHIBIT A

WAKO LOGISTICS GROUP, INC.
2005 STOCK INCENCITIVE PLAN
EXERCISE NOTICE INCENTIVE STOCK OPTIONS

Wako Logistics Group, Inc.
200 Howard Avenue, Suite 232
Des Plaines, Illinois, 60018, Attention; David Koontz

1. Exercise of Option. Effective as of today, ________, ____, the undersigned (“Optionee”) hereby elects to exercise Incentive Stock Options to purchase ______ shares of the Common Stock (the “Shares”) of Wako Logistics Group, Inc. (the “Company”), under and pursuant to the Wako Logistics Group, Inc. 2005 Stock Incentive Plan, as the same may be amended from time to time (the “Plan”), and the Stock Option Agreement between the Company and Optionee dated as of ______________________, as the same may be amended from time to time (the “Option Agreement”).

2. Delivery of Payment. Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

3. Representation of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the stock certificate evidencing the Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option (as defined in the Option Agreement). No adjustment will be made for any dividend or other right for which the record date is prior to the date the stock certificate for the Shares is issued.

5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6. Certain Securities Law Matters. Without limiting the provisions of the Plan and/or the Option Agreement, Optionee understands and agrees that the Company shall be entitled to cause appropriate legends to be placed upon any certificate(s) evidencing ownership of the Shares that may be required by the Company in connection with state or federal securities laws, the Option Agreement and/or the Plan.

7. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and the assigns of the Company. Subject to any restrictions on transfer set forth or referred to in the Option Agreement and/or the Plan, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

8. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be determined by the Company’s Board of Directors or the Administrator (as defined in the Plan), whose determination shall be final and binding on the Company and on Optionee.

Submitted by: ________________________
(Optionee)

Print Name: __________________________
Address: ____________________________